SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

/ X /    Filed by the registrant
/  /     Filed by a party other than the registrant

Check the appropriate box:

/  /      Preliminary proxy statement

/ X /     Definitive proxy statement

/  /      Definitive additional materials

/  /      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-2


                          King World Productions, Inc.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

--------------------------------------------------------------------------------

                 (Name of Person(s) Filing the Proxy Statement,
                          if other than the Registrant)

Payment of filing fee (check the appropriate box):

/ X /      No fee required.

/  /      Fee computed on table below per Exchange Rules 14a-6(:X1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

/ /       Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1) Amount previously paid:

          (2) Form, Schedule or Registration Statement no.:

          (3) Filing party:

          (4) Date filed:

                          KING WORLD PRODUCTIONS, INC.
                            12400 Wilshire Boulevard
                          Los Angeles, California 90025

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 28, 1999

          The Annual Meeting of Stockholders of King World Productions, Inc. ("King World" or the "Company") will be held at The Ritz-Carlton, Palm Beach, 100 South Ocean Boulevard, Manalapan, Florida 33462, on January 28, 1999, at 11:00 a.m. (local time), for the following purposes:

          1. to elect three directors to the Company's Board of Directors. If proposal 2 (providing for the annual election of directors) is approved, the terms of all directors will expire at the 2000 annual meeting of stockholders. If proposal 2 is not approved, the terms of these three directors will expire at the 2002 annual meeting of stockholders;

          2. to consider and approve a proposed amendment to the Company's Restated Certificate of Incorporation to provide for the annual election of directors;

          3. to approve the Company's 1998 Stock Option and Restricted Stock Purchase Plan;

          4. to ratify the selection of Arthur Andersen LLP, independent public accountants, as the auditors for the Company for the fiscal year ending August 31, 1999; and

          5. to transact such other business as may properly come before the meeting or any adjournment thereof.

          The Board of Directors has fixed the close of business on December 16, 1998 as the record date for the determination of the stockholders of the Company entitled to notice and to vote at the Annual Meeting of Stockholders. Each share of the Company's Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

          ALL HOLDERS OF THE COMPANY'S COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO VOTE (1) BY COMPLETING, SIGNING, DATING AND RETURNING PROMPTLY THE PROXY CARD ENCLOSED WITH THIS NOTICE, OR (2) BY CALLING THE TOLL-FREE NUMBER LISTED ON THE PROXY CARD, OR (3) VIA THE INTERNET AS INDICATED ON THE PROXY CARD.

                                             By Order of the Board of Directors

                                             DIANA KING
                                             Corporate Secretary
December 22, 1998

                          KING WORLD PRODUCTIONS, INC.
                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JANUARY 28,1999

                                  INTRODUCTION

          This Proxy Statement is being furnished to stockholders of record of King World Productions, Inc. ("King World" or the "Company") as of December 16, 1998 in connection with the solicitation by the Board of Directors of King World of proxies for the 1999 Annual Meeting of Stockholders to be held at The Ritz-Carlton, Palm Beach, 100 South Ocean Boulevard, Manalapan, Florida 33462, on January 28, 1999 at 11:00 a.m. (local time), or at any adjournments thereof, for the purposes stated in the Notice of Annual Meeting. The approximate date of mailing of this Proxy Statement and enclosed form of proxy to stockholders is December 22, 1998.

          As of the close of business on December 16, 1998, the Company had outstanding 71,500,931 shares of Common Stock, $.01 par value ("Common Stock"). Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting. The presence, either in person or by properly executed proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

          If the enclosed proxy is signed and returned, it may, nevertheless, be revoked at any time prior to the voting thereof at the pleasure of the stockholder signing it, either by a written notice of revocation received by the person or persons named therein or by voting the shares covered thereby in person or by another proxy dated subsequent to the date thereof.

          Proxies in the accompanying form will be voted in accordance with the instructions indicated thereon, and, if no such instructions are indicated, will be voted FOR the nominees for election as directors named below, FOR the adoption of the amendment to the Company's Restated Certificate of Incorporation, FOR the adoption of the Company's 1998 Stock Option and Restricted Stock Purchase Plan, FOR the selection of Arthur Andersen LLP as the auditors for the Company and, in the discretion of the proxy holders, on any other matters that properly come before the Annual Meeting.

          The vote required for approval of each of the proposals before the stockholders at the Annual Meeting is specified in the description of such proposal below. For the purpose of determining whether a proposal has received the required vote, abstentions, where permitted, will be included in the vote total, with the result that an abstention will have the same effect as a negative vote. Under the rules of the New York Stock Exchange, Inc. ("NYSE"), brokers who hold shares in "street name" for customers have the authority to vote on certain items in the absence of instructions from their customers, the beneficial owners of the shares. Under these rules, brokers that do not receive instructions are entitled to vote on the election of the three nominees for director, the approval of the Company's 1998 Stock Option and Restricted Stock Purchase Plan and the selection of Arthur Andersen LLP as auditors for the Company.

1.   ELECTION OF DIRECTORS

          The Company's Restated Certificate of Incorporation provides for a Board of Directors classified into three classes, as nearly equal in number as possible, each with a term of office of three years, expiring sequentially at successive annual meetings of stockholders. The entire Board of Directors is comprised of eight directors. Three directors will be elected at the Annual Meeting and will continue in office until their respective successors have been duly elected and qualified or until their earlier death, resignation or retirement. The three directors whose terms expire at the 1999 Annual Meeting of Stockholders are Ms. Diana King and Messrs. Joel Chaseman and Avram Miller. Ms. King has served as a director since 1976, Mr. Chaseman since 1990 and Mr. Miller since May 1998. Each has been renominated by the Board of Directors. If the amendment to the Company's Restated Certificate of Incorporation is approved by the stockholders, the terms of all directors will expire at the Company's annual meeting of stockholders in 2000. If such proposed amendment is not approved by the stockholders, the terms of the directors elected at the Annual Meeting of Stockholders will expire at the Company's annual meeting of stockholders in 2002 and the terms of the other directors will expire at the Company's annual meetings of stockholders in 2000 and 2001, as indicated below.

          The shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the three nominees for the Board of Directors named below. If, as a result of circumstances not known or unforeseen, any of such nominees shall be unavailable to serve as a director, proxies will be voted for the election of such other person or persons as the Board of Directors may select. Each nominee for director will be elected by a plurality of votes cast at the Annual Meeting of Stockholders. Proxies will be voted "for" the election of the three nominees unless instructions to "withhold" votes are set forth on the proxy card. Withholding votes will not influence voting results. Abstentions may not be specified as to the election of directors. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO ELECT THE THREE NOMINEES FOR THE BOARD OF DIRECTORS NAMED BELOW.

          The names of the nominees and directors whose terms of office will continue after the Annual Meeting, their principal occupations and the dates since which they have served as directors, are set forth below.

Nominees for Election as Director

   Name                      Principal Occupation                 Since
   ----                      --------------------                 -----

Diana King            Vice President and Corporate                1976
                        Secretary, King World
Joel Chaseman         Chairman, Chaseman Enterprises              1990
                        International, Inc.
Avram Miller          Corporate Vice President and Director       1998
                        of Business Development, Intel
                        Corporation
Continuing Directors

Roger King            Chairman of the Board, King World           1977
Michael King          Vice Chairman and Chief Executive           1973
                        Officer, King World
Richard King          Real estate developer                       1988
Fredric D. Rosen      Former President and Chief Executive        1998
                        Officer, Ticketmaster Group, Inc.

Raymond G. Chambers   Chairman, Amelior Foundation                1998


                   NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

          Set forth below is certain information with respect to each of the nominees for the office of director, each director whose term of office will continue after the Annual Meeting, and each other executive officer of King
World:

Nominees

          Diana King, 48, has been a director of the Company since 1976, has served as Vice President Special Projects since March 1984 and as Corporate Secretary of the Company since February 1986.

          Joel Chaseman, 72, has served as a director since 1990. Mr. Chaseman is currently Chairman of Chaseman Enterprises International, Inc. He was a Vice President of The Washington Post Company from June 1973 until January 1991. From June 1973 until January 1990, Mr. Chaseman also served as Chief Executive Officer of Post-Newsweek Stations, Inc., a subsidiary of The Washington Post Company that operated four television stations. In addition, from March 1988 until January 1990, Mr. Chaseman served as Chairman of Post-Newsweek Stations, Inc.

          Avram Miller, 53, has been a director of the Company since May 1998. Mr. Miller has been the Corporate Vice President and Director of Business Development of Intel Corporation since January 1996. Mr. Miller joined Intel in 1984 and was promoted to Group Vice President in 1989. Mr. Miller is on the Board of Trustees for the California Institute of the Arts and serves as Chairman of the Board of Directors of Plugged-In, a non-profit organization located in Silicon Valley.

Continuing Directors

          Roger King, 54, has been an executive officer and a director of the Company since 1977 and has served as Chairman of the Board of the Company since August 1984. Roger King's current term as a director will expire in 2000.

          Michael King, 50, has been an executive officer and a director of the Company since 1973. He served as President and Chief Executive Officer of the Company from August 1984 through June 1997 and is currently Vice Chairman and Chief Executive Officer as well as Interim President and Interim Chief Operating Officer. Mr. King served also as Interim Chief Operating Officer from September 1996 through June 1997. Michael King's current term as a director will expire in 2000.

          Richard King, 57, is a major stockholder of King World and acted as a consultant to the Company from 1984 through the end of the 1996 fiscal year. He is principally engaged in real estate development. Mr. King has served as director of the Company since 1988. Richard King's current term as a director will expire in 2000.

          Fredric D. Rosen, 55, has been a director of the Company since January 1998. Mr. Rosen was the President and Chief Executive Officer of Ticketmaster Group, Inc., the leading computerized ticketing service, from December 1993 until August 1998. He served as Chairman of the Board and Chief Executive Officer of Ticketmaster from September 1982 until December 1993. Mr. Rosen sits on the executive committee and the boards of several public service organizations. Mr. Rosen's current term as a director will expire in 2001.

          Raymond G. Chambers, 56, has been Chairman of the Amelior Foundation for "at risk youth" since 1988 and is Chairman of the Executive Committee of America's Promise - The Alliance for Youth. He is Founding Chairman of the Points of Light Foundation and the READY Foundation and is Co-Chairman of the New Jersey Performing Arts Center. Mr. Chambers is also a director of Hollinger International, Inc. Mr. Chambers' current term as a director will expire in 2001.

Other Executive Officers

          King World's executive officers, in addition to Michael King, Roger King and Diana King are as follows:

          Fred Cohen, 54, was named President of King World International in January 1989. Mr. Cohen joined the Company in 1989 from Sunbow Productions, where he served as Executive Vice President of Sunbow Productions International and previously as an Executive Vice President of Sunbow Productions, Inc.

          Andrew Friendly, 47, was named President of First-Run Programming and Production in August 1998. Mr. Friendly had previously served as Executive Vice President of Programming and Production since joining the Company in November 1995. Mr. Friendly previously served for six years as a Network Executive Producer and Vice President of Prime-Time Programs and Program Development at the CNBC cable network.

          Steven R. Hirsch, 49, was named President of the Company's wholly-owned subsidiary, King World Media Sales Inc., in July 1987. He joined King World Media Sales in February 1984 as Vice President - Sales.

          Donald Prijatel, 54, was named President of Advertising and Promotion in September 1998. Mr. Prijatel had previously served as Senior Vice President of Advertising and Promotion since September 1995. Mr. Prijatel joined the Company in 1989 as Director of Development, West Coast and also served as Vice President of the Company's creative services department from 1990 until September 1995.

          J Stuart Stringfellow, 57, was named President of the Company's Domestic Television Sales division in June 1997. Prior thereto, he had been an Executive Vice President since January 1997 and a Senior Vice President since May 1995. Mr. Stringfellow joined the Company in September 1984.

          Robert V. Madden, 50, was named Senior Vice President, Administration, of the Company in September 1996. For more than five years prior to joining the Company, Mr. Madden practiced law in his own law firm.

          Jonathan Birkhahn, 45, joined the Company in 1988 as Vice President, Legal and Business Affairs and was named Vice President, Business Affairs and General Counsel in 1991 and Senior Vice President, Business Affairs and General Counsel in 1993.

          Steven A. LoCascio, 40, was named Senior Vice President and Chief Financial Officer in June 1997. Prior thereto, he had been the Interim Chief Financial Officer since May 1995 and a Vice President of the Company since May 1991. Mr. LoCascio joined the Company in September 1989 as Controller.

          Michael King, Roger King, Diana King and Richard King are children of the late Charles and Lucille King, King World's founders.

          During the 1998 fiscal year, the Board of Directors of the Company held four meetings. The only standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The current members of the Audit Committee and the Compensation Committee are Messrs. Chambers, Chaseman, Rosen and Miller.

          The Audit Committee periodically consults with the Company's management and independent public accountants on financial matters, including the Company's internal financial controls and procedures. The Audit Committee held three meetings in fiscal 1998. The Compensation Committee approves compensation arrangements for the Company's executive officers and administers the Company's 1996 Amended and Restated Stock Option and Restricted Stock Purchase Plan. The Compensation Committee held one meeting in fiscal 1998.

          Each non-employee director of the Company is entitled to receive an annual fee of $45,000, as well as $1,000 for each meeting of the Board of Directors or any committee thereof attended by such director. Each non-employee director is also automatically granted an option to purchase 10,000 shares of Common Stock following his or her first appointment or election as a non-employee Director. Such options have an exercise price equal to the fair market value of the Common Stock on the date of grant, have a term of ten years and vest six months after the date of grant. In addition, each non-employee director appointed, elected or re-elected to fill a full three-year term as a director is automatically granted an option to purchase 10,000 shares of Common Stock having an exercise price equal to the fair market value of the Common Stock on the date of grant. Such options have a term of ten years and vest ratably on an annual basis over the director's term of office. A non-employee director appointed or elected to serve less than a full three-year term at the time of his or her election or appointment is granted an option having the same terms, but for a number of shares that is proportionate to the number of years or partial years remaining in the directorship to which he is elected or appointed. Currently, Messrs. Chaseman, Rosen, Chambers, Miller and Richard King are non-employee directors.

               COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          To the Company's knowledge, except for Michael King, Roger King, Diana King and Richard King, the only persons or groups that may be deemed to own beneficially 5% or more of the Company's outstanding Common Stock are the following:


                                                       Shares
                                                    Beneficially    Percent
Name and Address                                       Owned        of Class
----------------                                       -----        --------

FMR Corp.......................................       8,836,122 (1)  12.4%
  Edward C. Johnson, 3rd
  Abigail P. Johnson
  82 Devonshire Street
  Boston, MA 02109

Capital Research and Management Company........       7,808,500 (2)  10.9%
  333 South Hope Street
  Los Angeles, CA 90071

Beutel Goodman Capital Management Ltd..........       4,400,000 (2)  6.1%
  Suite 4500
  5847 San Felipe
  Houston, TX 77057

Oprah Winfrey..................................       4,410,000 (3)  5.8%
  110 North Carpenter Street
  Chicago, IL 60607


-------------------
(1)    As of December 16, 1998, according to information furnished by FMR Corp.
(2)    As of October 31, 1998.
(3) All such shares are issuable upon the exercise of presently exercisable stock options.


                      COMMON STOCK OWNERSHIP OF MANAGEMENT

          The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of December 16, 1998, by
(i) each of the Company's directors, (ii) each of the Company's executive officers named in the compensation table below and (iii) the Company's executive officers and directors as a group. Except as otherwise indicated, each nominee named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by him or her.

                                                       Number         Percent
     Name                                             of Shares       of Class
     ----                                             ---------       --------


     Roger King...............................      4,572,026 (1)      6.2%
     Michael King.............................      5,716,300 (2)      7.8%
     Richard King.............................      3,321,798 (3)      4.6%
     Diana King...............................      3,280,856 (4)      4.6%
     Joel Chaseman............................         61,666 (5)         *
     Fredric D. Rosen.........................         13,334 (5)         *
     Raymond G. Chambers......................                  -         -
     Avram Miller.............................         12,500 (5)         *
     Andrew Friendly..........................         82,000 (6)         *
     Steven R. Hirsch.........................        320,000 (5)         *
     J Stuart Stringfellow....................         42,000 (5)         *
     Executive officers and directors
       as a group (16 persons)................         17,877,352 (7) 23.4%

(1) Includes 1,800,000 shares issuable upon exercise of currently exercisable stock options, and excludes 11,500 shares held by Mrs. Roger King.

(2) Includes 2,280,000 shares issuable upon exercise of currently exercisable stock options.

(3) Includes 16,668 shares issuable upon the exercise of currently exercisable stock options.

(4) Includes 120,000 shares held by a charitable foundation of which Ms. King is a director. Ms. King disclaims beneficial ownership of such shares and shares voting rights with respect to such shares with the other directors of the foundation.

(5)  Shares issuable upon exercise of currently exercisable stock options.

(6) Includes 80,000 shares issuable upon exercise of currently exercisable stock options.

(7) Includes an aggregate 5,076,168 shares issuable upon exercise of currently exercisable stock options.

*    Less than 1%.

                              CERTAIN TRANSACTIONS

          Robert King has served as Senior Vice President - Strategic Planning/Acquisitions of the Company since April 1994. Mr. King has an employment agreement with the Company that provides for salary compensation at the rate of $400,000 per annum through the year 2000, and an option under the Company's 1996 Amended and Restated Stock Option and Restricted Stock Purchase Plan to purchase 200,000 shares of Common Stock at an exercise price per share equal to the closing price of the Common Stock on April 22, 1994 ($17.13), the date of his employment agreement. Mr. King's right to exercise such option is subject to vesting over an approximately five-year period (at the rate of 20% per year for the first three years and 40% in August 1998). In fiscal year 1998, Mr. King received $450,000 in compensation from the Company, of which $400,000 was salary and $50,000 was a discretionary bonus. Prior to assuming his current position, Mr. King had been employed by the Company since December 1991, assisting in strategic planning, and received salary compensation at the rate of $400,000 per annum. Mr. King had formerly served as President of television distribution for Orion Pictures, Coca Cola Telecommunications and Columbia Pictures Television. He was President and a director of the Company from 1973 until March 1984. Mr. King is a brother of Michael, Roger, Diana and Richard King.

          The Company distributes The Oprah Winfrey Show pursuant to an agreement with Harpo, Inc. ("Harpo"), the producer of the series. Harpo is controlled by Oprah Winfrey, the beneficial owner of more than 5% of the Company's Common Stock as a result of options granted to Ms. Winfrey pursuant to Harpo's agreement with the Company. Under the terms of the agreement currently in effect, the Company has been granted the exclusive right, and has agreed, to distribute episodes of The Oprah Winfrey Show produced through the 2001-2002 broadcast season. Under the terms of its agreement with Harpo, the Company pays Harpo participation fees based on a percentage of gross revenues derived from the series.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          To the Company's knowledge, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission in the fiscal year ended August 31, 1998 were timely filed, with the exception of a Form 3 for Avram Miller, which was filed on July 13, 1998.

                             EXECUTIVE COMPENSATION

          The following table sets forth certain compensation information as to the Chief Executive Officer and the four other highest paid executive officers of the Company for the fiscal years ended August 31, 1998, 1997 and 1996:

                           Summary Compensation Table

                                       Annual Compensation                      Long-Term Compensation
                                -------------------------------------------     -----------------------------------
                                                                                    Awards              Payouts
                                                                                ---------------     ---------------

                                                                                    (g)
                                                                                    Securities                          (i)
         (a)                                                       (e)              Underlying          (h)             All Other
       Name and              (b)       (c)           (d)           Other Annual     Options/SARs        LTIP            Compensation
  Principal Position         Year      Salary ($)    Bonus ($)     Compensation         (#)             Payouts ($)         (S)
  ------------------         ----      ----------    ---------     ------------     ------------        -----------     ------------


Michael King
 Vice Chairman and          1998       $1,300,000    $4,011,663    $43,321(3)          --                  --        $161,778(2)(3)
 Chief Executive Officer    1997       $1,200,000    $2,835,000    $ 6,518(1)          --                  --        $ 11,619(2)
                            1996       $1,100,000    $5,627,000        --          3,000,000/0             --        $159,000(2)(3)

Roger King
 Chairman of the Board      1998       $1,300,000    $4,011,663    $14,315(1)          --                  --        $181,878(2)(4)
                            1997       $1,200,000    $2,835,000    $10,758(1)          --                  --        $  11,619(2)
                            1996       $1,100,000    $5,627,000        --          3,000,000/0             --        $  69,000(2)(5)

Andrew Friendly
 President, First-Run       1998      $   570,000    $   75,000       --             120,000/0             --        $  11,788(2)
 Programming and            1997      $   545,000      --             --               --                  --        $  11,619(2)
 Production                 1996      $   415,000      --             --             200,000/0             --              --


Steven R. Hirsch
 President, King World      1998      $   525,000   $   200,000        --              --                  --        $  11,788(2)
 Media Sales Inc.           1997      $   500,000   $   320,000        --            300,000/0             --        $  11,619(2)
                            1996      $   475,000   $   249,000        --              --                  --        $   9,000(2)

J Stuart Stringfellow
 President, Domestic        1998      $   400,000   $   100,000        --              --                  --        $  11,788(2)
 Television Sales           1997      $   312,500   $   120,000        --             60,000/0             --        $  11,619(2)
                            1996      $   251,000   $    20,000        --              --                  --        $   9,000(2)

Jules Haimovitz
 Former President and       1998      $ 865,000         --             --              --                  --        $  1,515,000(7)
 Chief Operating Officer(6) 1997      $ 192,000         --             --            500,000/0(8)          --              --
                            1996          --            --             --              --                  --              --



(1)  Represents personal use of Company aircraft.

(2) Represents Company contributions to the King World Productions, Inc. Retirement Savings Plan.

(3) Represents a $150,000 annual premium for life and disability insurance coverage for which the Company is obligated to reimburse Michael King pursuant to his Employment Agreement. See "Employment Agreements - Michael King and Roger King."

(4) Represents a $170,090 annual premium for life and disability insurance coverage for which the Company is obligated to reimburse Roger King pursuant to his Employment Agreement. See "Employment Agreements - Michael King and Roger King."

(5) Represents a $60,000 annual premium for life and disability insurance coverage for which the Company is obligated to reimburse Roger King pursuant to his Employment Agreement. See "Employment Agreements - Michael King and Roger King."

(6) Mr. Haimovitz was employed as President and Chief Operating Officer from June 23, 1997 to July 24, 1998.

(7) Represents payments made to Mr. Haimovitz pursuant to his employment agreement upon the termination of his employment with the Company.

(8) Mr. Haimovitz's option to purchase 500,000 shares of the Company's Common Stock lapsed unexercised upon the termination of his employment with the Company.

Option Grants in Last Fiscal Year

          The following table sets forth certain information concerning grants of stock options to the named executive officers during the fiscal year ended August 31, 1998:


                 Individual Grants

                             Percent of                              Potential Realizable
                  Number of    Total                                   Value at Assumed
                 Securities   Options                               Annual Rates of Stock Price
                 underlying  Granted to                            Appreciation For Option Term
                  Options  Employees in  Exercise      Expiration  ----------------------------
Name              Granted   Fiscal Year  Price ($/Sh)     Date      5% ($)        10%($)
(a)                (b)          (c)         (d)            (e)         (f)          (g)
------            -----        -----     ----------       -----    -----------   --------

Andrew Friendly  120,000    15.0%         $29.43         7/21/08    2,220,987    5,628,452


                Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values

          The following table sets forth the number of options exercised and the value realized upon exercise by the named executive officers during the fiscal year ended August 31, 1998 and the value of outstanding options held by such executive officers as of August 31, 1998:




     (a)                   (b)               (c)                    (d)         (b)            (e)
     ---                   ---               ---                    ---         ---            ---
                                                                                      Value of Unexercised
                         Number of                          Number of Securities          In-the-Money
                      Shares Acquired                      Underlying Unexercised          Options at
                        on Exercise                       Options at Fiscal Year End    Fiscal Year End
Name                    of Options      Value Realized    Exercisable/Unexercisable   Exercisable/Unexercisable
----                    ----------      --------------    -------------------------   -------------------------

Michael King               --                --              2,280,000/1,200,000       $9,255,900/$1,500,000
Roger King               480,000          $9,645,900         1,800,000/1,200,000       $2,250,000/$1,500,000
Andrew Friendly          40,000            $335,184                    0/280,000       $          0/$529,600
Steven R. Hirsch           --                --                  344,000/180,000       $    1,060,320/$651,600
J Stuart Stringfellow      --                --                    42,000/48,000       $      286,440$125,760

          The market value of the Company's Common Stock as of the close of business on August 31, 1998, as reflected by the closing price of the Common Stock on the NYSE, was $21.00 per share.

Employment Agreements

          The Company has entered into employment agreements with each of the executive officers named in the table above. The following describes those employment agreements.

          Michael King and Roger King

          In December 1995, the Company entered into employment agreements with Michael King and Roger King, the Company's Chief Executive Officer and then President (now Vice Chairman), and its Chairman of the Board, respectively. The agreements provide for the employment of each of Michael and Roger King by the Company from December 1, 1995 through August 31, 2000, at a base salary in the Company's 1998 fiscal year for each of the two executive officers of $1,300,000, with an increase of $100,000 in each subsequent fiscal year.

          In addition, the employment agreements provide for a "Net Income Bonus" for each of Michael and Roger King equal to 1.5% of the Company's first $50,000,000, 2.0% of the next $50,000,000 and 2.5% of the excess over
$100,000,000, of the Company's Modified Consolidated Net Income. The bonus is determined and paid for each full fiscal year of the Company ending on or prior to August 31, 2000 (unless the employment agreements are earlier terminated).

          For the purpose of determining the Net Income Bonus, "Modified Consolidated Net Income" means the net income of King World and its consolidated subsidiaries after taxes but before extraordinary items, except that, to the extent that any revenues and expenses are includable in "New Show Profits" for purposes of determining the "New Show Profits Bonus" for any fiscal period (as described below), they will be excluded in the determination of the Net Income Bonus for such fiscal period (whether or not a New Show Profits Bonus is in fact payable with respect to such fiscal period).

          At the end of each fiscal quarter of each fiscal year during the term of the employment agreements, the Compensation Committee causes the Modified Consolidated Net Income and the Net Income Bonus payable through the end of such fiscal quarter to be determined. To the extent that the amount of the Net Income Bonus payable through the end of such fiscal quarter exceeds the sum of all Net Income Bonus payments theretofore made to Michael King or Roger King, as the case may be, in respect of prior fiscal quarters of the fiscal year to which such Net Income Bonus relates, the excess will be paid to such executive as soon as practicable after such determination is made; and to the extent that the amount of all payments theretofore made to Michael King or Roger King, as the case may be, in respect of prior fiscal quarters of the fiscal year to which such Net Income Bonus relates exceeds the amount of the Net Income Bonus payable to such executive through the end of such fiscal quarter, such executive must repay such excess to the Company promptly after such determination is made. To the extent that either Michael King or Roger King is required to repay any such amount to the Company, and he does not do so promptly, the Company may set off or deduct such amount from any sum owed to him by the Company under his employment agreement. The fact that the Company cannot or does not make such set-offs or deductions will not relieve Michael or Roger King, as the case may be, of any liability for the repayment of any amounts owed by him to the Company.

          The Company made a $2,000,000 bonus payment to each of Michael and Roger King under the terms of their respective employment agreements upon their execution thereof. In addition, under their respective employment agreements, Michael King and Roger King are each entitled to a "New Series Bonus" of $750,000 for each new each first-run "strip" (i.e. Monday through Friday) syndicated series (each a "New Series") that (i) is developed, or the distribution rights to which are acquired, by King World during the term of the employment agreements, (ii) premieres in a television season that commences after the 1995-1996 television season but before eighteen months after the termination of the employment agreements, (iii) is produced, co-produced or distributed by King World and (iv) is cleared over the course of any such season in domestic television markets covering at least 70% of the domestic television viewing households, based on Nielsen ratings. The New Series Bonus will be payable, if at all, only one time with respect to each New Series, no matter during how many television seasons such New Series is aired. A New Series Bonus will be payable if the criteria set forth above are satisfied, even if the New Series is canceled during the television season in which it has been cleared in 70% of the domestic television viewing households.

          The employment agreements of Michael and Roger King also provide that the Company shall pay each of Michael and Roger King a "New Show Profits Bonus" for each new show (including, but not limited to, each show as to which a New Series Bonus has been paid, if any) that is developed, or the distribution rights to which are acquired, by King World during the term of the employment agreements, premieres before eighteen months after the termination of the employment agreements, and is produced, co-produced or distributed by King World (each, a "New Show"). The New Show Profits Bonus payable to Michael and Roger King with respect to any New Show for any fiscal year of the Company shall equal the excess, if any, of (i) 5% of the excess of the cumulative revenues derived by the Company from such New Show (and from any and all ancillary rights derived from such New Show, including merchandising, theatrical and other commercial rights) through the end of the fiscal year for which the determination is being made over the cumulative production and development costs, including producers' fees, direct selling, marketing, promotional and other distribution expenses, all third-party participations and other payments, and all other direct out-of-pocket costs, in all cases to the extent attributable to the New Show; over (ii) all payments of the New Show Profits Bonus made with respect to such New Show for all prior fiscal years, provided that the payment of a New Series Bonus with respect to such New Show (if any) will be treated as an expense of such New Show but will not be an offset against the New Show Profits Bonus. Any New Show Profits Bonus owed to Michael or Roger King for any fiscal year will be paid as soon as practicable after such audited financial statements for such fiscal year become available. The New Show Profits Bonus for any New Show will be payable by the Company only for so long as the Company or any of its consolidated subsidiaries derives any revenues from the New Show, but the

Company's profit realized upon any direct or indirect disposition of a New Show will be subject to the New Show Profits Bonus. After termination of Michael King's or Roger King's employment, the New Show Profits Bonus will continue to be payable to such executive, but only with respect to New Shows that were developed or produced primarily by the Company, unless the former executive engages in certain specified competitive activities prior to August 31, 2000.

          The employment agreements also provide for a "Supplemental Bonus" to be paid to each of Michael and Roger King each year of their respective employment agreements, provided that the Compensation Committee determines that the average daily closing price of the Common Stock for such fiscal year (the "Average Yearly Price") exceeded $19.00. In no event may the total of all Supplemental Bonus payments to either executive over the five year terms of their respective employment agreements exceed $2.55 million.

          If the Average Yearly Price for any such fiscal year equals or exceeds $19.75, the fair market value of the Common Stock on December 20, 1995 (the date the employment agreements were executed), the Supplemental Bonuses for such fiscal year shall for each executive be equal to 1.0% of the Company's Modified Consolidated Net Income for such fiscal year. If such Average Yearly Price exceeds $19.00 but is less than $19.75, the Supplemental Bonuses for such year shall for each executive be equal to 1.0% of Modified Consolidated Net Income for such year multiplied by a fraction, the numerator of which is the excess of such Average Yearly Price over $19.00, and the denominator of which is $0.75.

          The full amount by which any Supplemental Bonus payments were so reduced below 1.0% of Modified Consolidated Net Income for any fiscal year (after taxes but before extraordinary items) will be payable if and only if the Average Yearly Price for any subsequent fiscal year within the term of their respective employment agreements equals or exceeds $19.75. A portion of the amount by which any Supplemental Bonus payment was so reduced shall be payable to Michael or Roger King, as applicable, if the Average Yearly Price for any subsequent fiscal year or years during the term of their respective employment agreements is less than $19.75 but greater than the Average Yearly Price for the year in which such reduction was made, and the portion of such reduction that shall be payable in such fiscal year shall be equal to the full amount of such reduction (or the portion thereof that was not previously recouped), multiplied by a fraction the numerator of which is the excess of the Average Yearly Price for such subsequent year over the Average Yearly Price for the year in which such reduction was made and the denominator of which is the excess of $19.75 over the Average Yearly Price for the year in which such reduction was made. To the extent that a partial recoupment is made in a subsequent fiscal year, any amounts not recouped by Michael or Roger King under the foregoing formula will remain available for recoupment in subsequent years during the term of their respective employment agreements. Any amounts not recouped by Michael or Roger King on or prior to the making of the Supplemental Bonus payment in respect of the fiscal year ending August 31, 2000 will no longer be subject to recoupment and will not be paid.

          In accordance with their employment agreements, each of Michael and Roger King has also been granted a non-qualified stock option to purchase

3,000,000 shares of Common Stock. The options vest at the rate of 20% per year on the last day of each of the Company's 1996 through 2000 fiscal years (subject to the conditions described below, except as otherwise noted). The exercise price of such options is $19.75 per share, the fair market value on the date the employment agreements of Michael and Roger King were executed and the options were granted. Each such option has a term of ten years.

          In the event that either Michael King's or Roger King's full-time employment with the Company is terminated prior to the end of the term of his employment agreement, other than after a "Change of Control" or on account of his death, disability or incapacity, he will be entitled to exercise his option with respect to all shares of Common Stock subject thereto which had vested as of the date of such termination during the one-month period commencing on the date his employment so terminated. In the event that either Michael King's or Roger King's full-time employment with the Company terminates on account of his death or disability (within the meaning of Section 22(e) (3) of the Internal Revenue Code of 1986, as amended (the "Code")), he (or his heirs, and administrators or legal representatives) will be entitled to exercise his option during the one-year period commencing as of the date his employment so terminated to the extent the option was vested at the time of his death or disability. In the event that either Michael King's or Roger King's full-time employment with the Company is terminated after a "Change in Control", all shares subject to his option that were not then vested will immediately vest, and he will be entitled to exercise such option during the one-year period commencing as of the date his employment so terminated.

          For this purpose, a "Change in Control" means the occurrence of any one of the following events: (i) a majority of the Board of Directors of the Company consists of individuals other than "Incumbent Directors", which term means the members of the Board of Directors on December 20, 1995, provided, that any person becoming a director subsequent to such date whose election or nomination for election was approved by at least two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director; (ii) the Company, without the approval of Michael or Roger King, as applicable, adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; or (iii) all or substantially all of the assets or business of the Company and its consolidated subsidiaries are disposed of pursuant to a merger, consolidation, reorganization, share exchange or other transaction (unless the stockholders of the Company immediately prior to such merger, consolidation, reorganization, share exchange or other transaction, beneficially own, directly or indirectly, more than 50% of all the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company).

          During the term of the employment agreements, the Company is also obligated to provide Michael and Roger King with life insurance coverage, each in the face amount of $15,000,000, and disability insurance, if such coverage is available at standard rates, upon terms to be agreed upon by the executives and the Company.

          Andrew Friendly

          Mr. Friendly serves as President, First-Run Programming and Production, under an employment agreement which was most recently extended for a term of approximately 3 1/2 years ending in 2001. The Company paid a $75,000 bonus to Mr. Friendly in connection with such extension. The agreement provides for salary compensation at the rate of $650,000 for the period from November 1998 through November 1999, with annual increases of $50,000 for each of the two years thereafter. In connection with such extension, Mr. Friendly was granted a non-qualified stock option to purchase 120,000 shares of Common Stock, pursuant to the Company's 1996 Amended and Restated Stock Option and Restricted Stock Purchase Plan, at an exercise price equal to $29.43 per share, the closing price of the Common Stock on the date of grant. 20% of the shares subject to such option will vest on each of November 12, 1999, 2000 and 2001, and the remainder on November 12, 2002, subject to Mr. Friendly's continued employment with the Company on each such date. The term of such option is ten years. If Mr. Friendly ceases to be a full-time employee of the Company or any of its subsidiaries or affiliates, he will have the right to exercise the unexercised portion of such option only within the one-month period following the date on which he ceased to be a full-time employee, and then only to the extent that it was exercisable on the date his employment ceased, except that if his employment ceased by reason of his death or disability (within the meaning of ss. 22(e)(3) of the Code), such one month period will instead be the one year period following the cessation of his full-time employment.

          Steven R. Hirsch

          Mr. Hirsch serves as the President of King World Media Sales, Inc., the wholly-owned barter advertising subsidiary of the Company, under an employment agreement having a term that commenced on September 1, 1996 and ends on August 31, 1999, with an option for the Company to extend the term an additional two years, and provides for a base salary of $500,000 per year in the first year, $525,000 in the second year, $550,000 in the third year and $600,000 in each year the Company exercises its option to extend the agreement. In each of the Company's fiscal years under the agreement, Mr. Hirsch is also entitled to an annual cash bonus equal to 1% of Camelot's net revenues (not to exceed $200,000 in any of the first three years of the agreement or $250,000 during either year the Company exercises its option to extend the agreement), and a supplemental cash bonus (not to exceed $150,000 per year or $250,000 over the term of his employment agreement), subject to the satisfaction of an S&P return on equity performance condition. Mr. Hirsch's supplemental cash bonus is fully payable for any year during the term of his employment agreement only if the Average Yearly Price is greater than or equal to $19.438. To the extent that the Average Yearly Price is less than $19.438 in any such year, the supplemental cash bonus payable to Mr. Hirsch is reduced by multiplying the full amount of the supplemental cash bonus otherwise payable by a fraction, the numerator of which is the excess, if any, of the Average Yearly Price over Mr. Hirsch's "Base Price" ($16.313) and the denominator of which is the excess, if any, of $19.438 over his Base Price. No supplemental bonus is payable if the Average Yearly Price is less than his Base Price.

          In addition, pursuant to the terms of his employment agreement, Mr. Hirsch has been granted a nonqualified stock option to purchase 300,000 shares of Common Stock, pursuant to the Company's 1996 Amended and Restated Stock Option and Restricted Stock Purchase Plan at an exercise price equal to $17.38, the closing price of the Common Stock on September 3, 1996, the date of grant. 20% of the shares subject to such options will vest on each of August 31, 1997, August 31, 1998 and August 31, 1999, and the remainder will vest on August 31, 2001, subject to Mr. Hirsch's continued employment with the Company on each such date. The term of such option is ten years.

          J Stuart Stringfellow

          Mr. Stringfellow serves as President - Domestic Television Sales of King World under an employment agreement that was extended on July 18, 1998 for a term of approximately two additional years, ending August 31, 2001. The agreement provides for salary compensation at the rate of $400,000 per year for each of the fiscal years ending August 31, 1998 and August 31, 1999, $425,000 for the fiscal year ending August 31, 2000 and $450,000 for the fiscal year ending August 31, 2001. The agreement also provides for a performance based bonus of up to $100,000, based on the household coverage percentage achieved by The Roseanne Show at the time it premiered in national syndication. Mr. Stringfellow was paid a cash bonus of $100,000 pursuant to such provision in May 1998.

Compensation Committee Interlocks and Insider Participation

          During fiscal 1998, the members of the Compensation Committee of the Board of Directors were Messrs. Chambers, Chaseman, Rosen and Miller. The Compensation Committee was constituted in July 1993 and recommends compensation arrangements for the Company's executive officers. Since January 1994, the members of the Compensation Committee also have been responsible for determining the timing, amount, exercise price and other terms of options granted under the Company's 1996 Amended and Restated Stock Option and Restricted Stock Purchase Plan.

          REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

          The Compensation Committee recommends compensation arrangements for the Company's executive officers and administers the Company's 1996 Amended and Restated Stock Option and Restricted Stock Purchase Plan.

          The Company's executive compensation program is structured to help the Company achieve its business objectives by:

          o setting levels of compensation designed to attract and retain superior executives in a highly competitive environment;

          o designing equity-related and other performance-based incentive compensation programs to align the interests of management with the ongoing interests of stockholders;

          o providing incentive compensation that varies directly with both Company financial performance and individual contributions to that performance; and

          o linking compensation to elements that affect short- and long-term stock price performance.

          The Company has used a combination of salary and incentive compensation, including performance-based cash bonuses and equity-based incentives, to achieve its compensation goals.

Compensation of Executive Officers Generally

          For the 1998 fiscal year, the Company paid its executives and employees several forms of compensation designed to motivate and reward executive performance while aligning executive and shareholder interests. The primary components of executive compensation in the 1998 fiscal year were salary, performance-based compensation and stock options.

          Salary

          The salary levels of the Company's executive officers are intended to reflect the duties and levels of responsibility inherent in the positions in question. Comparisons of the salaries paid by other companies in the television syndication industry and related industries to executives holding comparable positions are considered in establishing the salary level for each position. The particular qualifications of the individual holding the position, his or her relevant experience and the importance to the Company of his or her expected contribution are also considered in establishing salaries.

          During fiscal 1998, the executives named in the table above earned approximately $4.9 million, or approximately 37%, of their total cash compensation, in the form of salary compensation. The remaining 63% was earned primarily pursuant to performance-based cash bonus arrangements.

          Performance-Based Compensation

          Net Income and Profit Bonuses. Arrangements for bonus compensation for the Company's executive officers are also negotiated individually with each executive officer and are generally fixed by contract. Bonus compensation arrangements take various forms, but generally are based on factors such as the Company's financial performance, as measured by net income in the fiscal year, and individual performance.

          Certain of the Company's executive officers have a direct participation in the Company's net income or the profits of a particular part of the Company's business, depending on the executive's particular responsibilities. (The Company has similar profit sharing arrangements with independent producers of the Company's programming.) In some cases, executive officers have been awarded supplemental cash bonuses with maximum dollar limits, the payout of which varies depending on the average price of the Common Stock relative to a negotiated base level.

          Generally, the payment of cash bonuses is subject to performance conditions designed to align the interests of the Company's executive officers with those of its stockholders by ensuring that the amount of the bonuses paid to the Company's executive officers is dependent upon the Company's achieving certain performance conditions.

          The Company has favored net income bonuses and profit participations, as well as bonuses that vary with stock performance or are payable only if new television series are developed and successfully launched in syndication, because it believes that they encourage executives to work harder and afford executives a direct pecuniary interest in the portion of the Company's business for which they are responsible. It is the Committee's understanding that net income and profit participations are commonly employed in the television syndication and related entertainment industries to encourage performance of talent and executive personnel; indeed, such arrangements have been a feature of the Company's compensation arrangements with its senior executives for the past several years.

          In fiscal 1998, the persons named in the Summary Compensation Table above earned approximately $8.4 million in cash bonus compensation, of which approximately $5.4 million was paid pursuant to the net income bonuses of Michael King and Roger King and approximately $2.6 million was paid to Michael King and Roger King as Supplemental Bonuses. Steven R. Hirsch, the President of King World Media Sales, Inc., was also paid $200,000 pursuant to a cash bonus based upon the net revenues of King World Media Sales, Inc. Andrew Friendly, the President of the Company's First-Run Programming and Production division, was paid a bonus of $75,000 in connection with the extension of his employment agreement with the Company, and J Stuart Stringfellow, President of the Company's Domestic Television Sales division, was paid a bonus of $100,000 based upon the household percentage coverage achieved by domestic sales of The Roseanne Show at the time it premiered in national syndication.

          New Show and New Series Bonuses. The Company's Chairman of the Board of Directors and its Vice Chairman and Chief Executive Officer also have arrangements for bonuses to be paid upon the development or distribution of certain new shows and series. These bonuses are designed to encourage the continued development and successful syndication of new programming by the Company and are dependent upon the success of such programming.

          Equity-Related Incentives.

          The Company's primary method of compensating senior executives has been through the grant of stock options granted at the commencement of their employment agreements. Stock options granted to executive officers are generally long-term (10 years) and vest over a five-year period in most cases. The Company has favored stock options as a way of aligning management's interests with the long-term interests of the Company's shareholders and inducing executives to remain with the Company on a long-term basis. Individual awards for executives and employees, other than the Company's Chairman of the Board of Directors and its Vice Chairman and Chief Executive Officer, are initially proposed by the Company's senior management. The ultimate size of each award is determined by the Compensation Committee, and the size of an award reflects the Committee's judgment as to the extent to which the executive can contribute to the Company's performance. With respect to this component of compensation, the focus is not on rewarding an executive for his or her current or past contributions, but rather on the impact the executive is expected to have on the Company's future performance.

          During fiscal 1998, stock options were granted to one of the named executive officers, Mr. Andrew Friendly. The option grant was for 120,000 shares of Common Stock, had an exercise price of $29.43, the fair market value of the Common Stock on the date of grant, and contains the Company's standard five-year vesting provisions.

Chairman of the Board of Directors and Vice Chairman and Chief Executive Officer

          Compensation arrangements for the Company's Chairman of the Board of Directors, Roger King, and its Vice Chairman and Chief Executive Officer, Michael King, for the 1998 fiscal year were governed by the employment agreements entered into by the Company and such executives during fiscal 1996. The employment agreements provide for the payment of higher levels of compensation than previous arrangements. In negotiating and approving the terms of the agreements, the Committee considered proposals submitted by the executives, and its approval of the overall compensation packages was influenced primarily by the success of the Company's distribution and production operations over the past several years and the unique contribution of these two executives to the Company's long- and short-term profitability, including the Company's ability to obtain new distribution properties, to develop and produce new programming and to successfully distribute new and existing programming. During the course of its negotiations with the executives, the Committee considered the previous levels of compensation paid to Messrs. King as well as compensatory benefits paid to the chief executive officers and chairmen of other companies in the television syndication and related entertainment industries whose profitability was similar to that of the Company. The Committee also engaged an independent compensation consultant.

          The employment agreements provided for each of Michael and Roger King to receive a base salary in the Company's 1998 fiscal year of $1.3 million, an increase of 8% over the salary of each for the Company's 1997 fiscal year. Under the terms of their respective employment agreements, each of Michael and Roger King will receive a salary increase of $100,000 in each subsequent fiscal year over the balance of the five-year term of such employment agreement.

          The employment agreements between the Company and each of Michael King and Roger King provide for several forms of performance-based bonus compensation. Under the agreements, Michael King, who is in charge of the Company's overall programming acquisition, development and production activities, and Roger King, the head of the Company's sales department, are each entitled to a cash bonus in the form of a percentage of the Company's net income (after taxes but before extraordinary items) ranging from 1.5 to 2.5%, depending on the level of such net income. Each of Michael and Roger King earned approximately $2.7 million in payment of such bonus in respect of fiscal year 1998, compared to $2.8 million earned in fiscal 1997. Each of the employment agreements also provides for the payment of a "Supplemental Bonus" for each year that the average daily closing price of the Common Stock of the Company exceeds $19, with an additional bonus paid each year such price exceeds $19.75. Each of Michael and Roger King earned approximately $1.3 million in Supplemental Bonuses in fiscal 1998. Because the average daily closing price of the Common Stock did not exceed the threshold Common Stock price in fiscal 1997, no Supplemental Bonus was paid to either of them with respect to fiscal 1997.

          The employment agreements of each of Michael King and Roger King include a "New Series Bonus" of $750,000 for each new first-run "strip" (i.e., Monday - Friday) syndicated series that premieres in a television season that commences after the 1995 - 1996 television season and that is cleared in any such season in domestic television markets covering at least 70% of the domestic television viewing households. No New Series Bonus was paid to either Michael King or Roger King in fiscal 1998 or 1997 as no new series of the Company debuted in either year. New Series Bonuses of $1.5 million were paid to each of Michael King and Roger King in the current (1999) fiscal year based on the successful introduction of The Roseanne Show and Hollywood Squares, both of which premiered in September 1998 and achieved the minimum household coverage percentages.

          The employment agreements of each of Michael King and Roger King also include a "New Show Profits Bonus" based on the revenues generated by each new show that is developed, or the distribution rights to which are acquired, by the Company during the term of the employment agreements and that is produced, co-produced or distributed by King World. No New Show Profits Bonus was paid to either Michael King or Roger King in fiscal 1998 or 1997 as no new qualifying series were introduced by the Company during such periods. It is expected that New Show Profit Bonuses will be paid to Michael King and Roger King in the 1999 fiscal year based on profits generated by The Roseanne Show and Hollywood Squares.

          Overall, the cash bonus compensation earned by Michael and Roger King in fiscal 1998 was 42% greater than that earned in fiscal 1997. The difference reflects in large part the generally higher average price of the Common Stock during fiscal 1998, to which certain of their performance bonuses are tied.

          Long Term Equity Incentives

          In fiscal 1996, at the time their current employment agreements were entered into, the Company issued to each of Michael and Roger King a non-qualified stock option to purchase 3,000,000 shares of Common Stock. The options vest at the rate of 20% per year on the last day of each of the Company's 1996 through 2000 fiscal years (subject to certain conditions). The exercise price of such options is $19.75 per share, the fair market value on the date the employment agreements of Michael and Roger King were executed and the options were granted. Each such option has a term of ten years.

Deductibility of Executive Compensation

          Section 162(m) of the Code generally limits the Company's federal income tax deduction for compensation paid in any year to its Chief Executive Officer and to each of its four highest paid executive officers, other than the Chief Executive Officer, to $1 million, to the extent that such compensation is not "performance based compensation" within the meaning of ss.162(m). Accordingly, in structuring the Company's compensation arrangements with its Chairman of the Board, its Vice Chairman and Chief Executive Officer and certain of its other highly paid executive officers, the Committee attempted to design incentive formulas that may qualify as "performance based compensation" in order to decrease the after-tax cost of such arrangements to the Company. However, there can be no assurance that the various incentive and performance-related elements of the Company's compensation arrangements with its five highest paid executive officers will in fact qualify as "performance based compensation" under ss. 162(m) of the Code or that the tax deductibility of compensation paid pursuant thereto will not in fact be limited by the $1 million statutory cap on deductible executive compensation.

                                                         Raymond G. Chambers
                                                         Joel Chaseman
                                                         Fredric D. Rosen
                                                         Avram Miller

                            STOCK PERFORMANCE GRAPH

          The following graph compares the cumulative total stockholder returns, over the period presented, on the Company's Common Stock, the Standard & Poor's Composite Index of 500 Stocks and the capital stocks of a representative group of companies1 whose operations include television programming. The fiscal year-end values of each investment are based on share price appreciation plus reinvested dividends, and assume an initial investment of $100.

          The market price of the Company's Common Stock (adjusted for stock splits and dividends) has increased from $0.56 in December 1984, the time of the Company's initial public offering of Common Stock, to $18.56 on August 31, 1993 and $21.00 on August 31, 1998. This represents stock price appreciation of 3750% since the initial public offering and 13% over the Company's last five fiscal years. As of December 16, 1998, the closing price of the Common Stock was $27.437, which represents an increase of 31% over the closing price on August 31, 1998.

Five Year Cumulative Total Returns



[FIVE-YEAR PERFORMANCE GRAPH]




                8/31/93   8/31/94   8/31/95   8/31/96   8/31/97   8/31/98
King World       $100      $102      $102      $ 95      $113      $120
S & P 500        $100      $105      $128      $152      $214      $231
Peer Group       $100      $ 98      $123      $114      $160      $201


--------
          1 In calculating the returns for August 31, 1998, the peer group of companies includes the following: dick clark productions inc., Kushner-Locke Company, Time Warner, Inc., Tribune Co., Viacom, Inc., Spelling Entertainment Group Inc. and The Walt Disney Company. For group returns calculated prior to August 31, 1998, All American Communications, Inc. was also included in the peer group. For group returns calculated prior to August 31, 1996, The Samuel Goldwyn Company and Multimedia Entertainment Inc. were also included in the peer group. Each of the companies which ceased to be included in the peer group was removed because its ceased having been acquired by another peer group company or a company in a different line of business.

          The above report of the Compensation Committee and the Stock Performance Graph will not be deemed to be soliciting material or to be filed with or incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates such report or graph by reference.


2. PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE ELECTION OF ALL DIRECTORS ANNUALLY

          The Board of Directors has approved and recommends to the stockholders that they consider and approve a proposal to amend the Company's Restated Certificate of Incorporation to eliminate the current division of the Board of Directors into three classes, with one class elected each year for a three-year term, and to provide instead for the annual election of the entire Board of Directors commencing in 2000. If the proposed amendment is approved, Sections 1 and 2 of Article VI of the Company's Restated Certificate of Incorporation would be amended to read as follows:

                    "1. Except as otherwise fixed by or pursuant to the
               provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation. The directors, other than those who may be elected by the holders of the Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issue of such class or series of stock adopted by the Board of Directors, shall be elected by the stockholders entitled to vote thereon at each annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until each of their respective successors shall have been elected and qualified. The term of office of each director in office at the time this Section 1 of Article VI becomes effective shall expire at the next annual meeting of stockholders held after the time this Section 1 of Article VI becomes effective. The election of directors need not be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                    2. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors, or as otherwise provided in the By-laws, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or as otherwise provided in the By-laws. Any director elected in accordance with the preceding sentence of this Section 2 shall hold office until the next annual meeting of stockholders and until such director's successor shall have been elected and qualified."

          Since 1984 the Company's Certificate of Incorporation has provided, as specifically permitted by Delaware law and the rules of the NYSE, that the Board of Directors is to be divided into three classes of as equal size as possible, with one class elected each year for a three-year term. The Company, like many companies, believed that such a "classified" Board of Directors provided continuity and stability in the membership of the Board of Directors and in the policies established by the Board and ensured that new Directors would have the opportunity to become familiar with the Company's business and benefit from the experience of the continuing Directors. The provision was designed to help assure continuity of Company policies and make management changes more gradual. It was also designed to ensure that any person seeking to acquire control of the Company would seek approval of the Board of Directors rather than proceeding unilaterally. The Company also recognized that a classified Board of Directors could strengthen its position in negotiating with, or otherwise responding to, any person attempting a proxy fight or other change-of-control transaction and thereby might enable the Company to improve the terms of any proposal made by such a person.

          At the 1998 Annual Meeting of Stockholders, the stockholders approved a resolution proposed by a stockholder requesting that the Board of Directors take the necessary steps to declassify the Board of Directors so that all directors are elected annually. The stockholder proposal received the approval of 52% of the votes cast at the meeting. Although the resolution was not binding upon the Board, after consideration, the Board determined that, although the classified Board has served the Company well, it is no longer desirable and that the benefits of continuity, stability and experience, while to some degree protected by the staggered election of directors, do not depend on such process alone. Accordingly, the Board has come to believe that stockholders should have the opportunity to vote on the entire Board of Directors each year to be able to register their views on the performance of the Board collectively and each Director individually. The Board of Directors has, therefore, approved the proposed amendment to the Restated Certificate of Incorporation to provide for the annual election of all directors and is submitting such proposed amendment to the stockholders for their approval at the Annual Meeting. Furthermore, if the proposed amendment is approved, the By-laws of the Company will be amended to delete provisions relating to the classified Board of Directors and will, instead, provide for the annual election of Directors.

          Voting Required to Approve the Amendment

          The affirmative vote of the holders representing at least 66-2/3% of the outstanding shares of Common Stock entitled to vote at the Annual Meeting (and assuming a quorum is present) is necessary for approval of the Amendment. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account fails to provide the broker or the bank voting instructions as to such shares) will effectively count as votes against the Amendment.

Recommendation of the Board of Directors

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

3.   APPROVAL OF THE COMPANY'S 1998 STOCK OPTION AND RESTRICTED STOCK PURCHASE
     PLAN

          At the Annual Meeting, the stockholders will be asked to approve the Company's 1998 Stock Option and Restricted Stock Purchase Plan (the "Plan"). The Plan provides for the granting of "nonqualified stock options" and "incentive stock options" to acquire Common Stock and/or the granting of rights to purchase Common Stock on a "restricted stock" basis. An aggregate of 2,000,000 shares of the Company's Common Stock are available for the grant of options or for issuance as restricted stock awards under the Plan. Previously, an aggregate 18,600,000 shares of Common Stock had been at various times authorized for issuance under predecessor plans, including issuance under predecessor plans, including the 1996 Amended and Restated Stock Option and Restricted Stock Purchase Plan (the "1996 Plan"), and, in fiscal 1989, an aggregate 5,100,000 shares were authorized for issuance (and were issued) to the Company's three most senior executives under the Company's Incentive Equity Plan for Senior Executives. In addition, in fiscal 1997, the Company also adopted a Salesforce Bonus Plan under which 1,000,000 shares were reserved for issuance to certain members of the Company's salesforce.

          As of December 16, 1998, 2,239,718 shares of Common Stock remained available for issuance under the 1996 Plan and 679,000 shares remained available for issuance under the Salesforce Bonus Plan.

          The Company has in the past used, and intends in the future to use, stock options as an important incentive device to motivate and reward its employees. Management believes that equity incentives represented by stock options enhance the Company's ability to attract and retain needed personnel.

          The Plan has been unanimously adopted by the Board of Directors, subject to stockholder approval.

          The primary features of the Plan are summarized below. The following summary is qualified in its entirety by reference to the full text of the Plan, which is set forth in the attached Exhibit A.

Description of the Plan

          The Plan provides an opportunity for persons employed by, or performing services for, the Company or any of its subsidiaries, including officers and directors of the Company or any of its subsidiaries, to purchase Common Stock. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees and persons and to encourage such employees and persons to devote their best efforts to the business and financial success of the Company. The approximate number of employees and directors who are eligible to receive grants and awards under the Plan is 418.

          The purpose of the King World Productions, Inc. and its Subsidiaries 1998 Stock Option and Restricted Stock Purchase Plan (the "Plan") is to promote the interests of King World Productions, Inc., a Delaware corporation (the "Company"), and any Subsidiary thereof and the interests of the Company's stockholders by providing an opportunity to selected Employees, Consultants and Non-Employee Directors of the Company to purchase Common Stock of the Company, thereby enhancing the Company's ability to attract, retain, motivate and encourage such persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by awards of Non-Qualified Stock Options, Incentive Stock Options, Restricted Stock and/or Unrestricted Stock.

          The Plan provides for the granting of non-qualified stock options, incentive stock options (collectively "Options"), restricted stock and/or unrestricted stock (collectively, "Stock Awards" and together with Options, "Awards"). The terms and conditions of individual Awards may vary, subject to certain requirements of the Plan.

          The total number of shares of Common Stock for which Awards may be granted under the Plan may not exceed 2,000,000 shares, subject to adjustment for certain transactions affecting the Common Stock, as described below. In the event that an option is terminated, forfeited or becomes unexercisable for any reason without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such option will generally again become available for grant under the Plan. If any shares of Common Stock issued pursuant to an Award have been repurchased by the Company, such shares will not be available for future grant or award under the Plan.

          The Plan administrator may make certain adjustments to outstanding Awards and to the maximum number of shares of Common Stock which may be awarded or subject to Options granted under the Plan or to any one employee, in order to preserve or prevent the enlargement or contraction of benefits resulting from any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or other similar transaction affecting the Common Stock. The Plan administrator may also make Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation with the Company or any of its subsidiaries.

          Eligibility. Awards may be made under the Plan to employees and other persons rendering services to the Company, including consultants and advisors. The administrator of the Plan has the sole authority to select the employees and service providers to whom discretionary Awards are to be granted. Non-employee directors of the Company are eligible only for automatic grants of stock options provided under the Plan. The maximum number of shares of Common Stock which may be the subject of Awards granted to any one employee under the Plan during any period of five consecutive fiscal years is 1,500,000 shares.

          Administration Plan. The Plan may be administered by different committees of the Board of Directors with respect to different groups of participants by a single committee or by the Board itself. Initially the Plan will be administered by the Compensation Committee of the Board of Directors, which administers the 1996 Plan.

          The Plan administrator has the authority, in its discretion:

               1. to determine the fair market value of Common Stock that may be subject to grants under the Plan; (b) to select the employees and service providers to whom awards under the Plan may be granted; (c) to determine whether and to what extent Awards of options, restricted or unrestricted stock, or any combination thereof, are granted under the Plan; (d) to determine the number of shares of Common Stock to be covered by each Award made under the Plan; (e) to determine the amount and the form of the consideration that may be used to purchase shares of Common Stock subject to Stock Awards or upon exercise of any Option; (f) to determine the terms and conditions, consistent with the Plan, of any Award including the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture restrictions and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto; (g) to reduce the exercise price of any Option to the then current fair market value if the fair market value of the Common Stock covered by such Option has declined since the date such Option was granted; (h) to cancel any or all outstanding Options and the grant new Options in substitution; (i) to construe and interpret the terms of the Plan; (j) to prescribe, amend and rescind rules and regulations relating to the Plan;(k) to modify or amend the terms of any award under the Plan; (l) subject to the provisions of Section 424(h) of the Code, if applicable, to accelerate vesting periods with respect to outstanding Options and the termination of restrictions with respect to Stock Awards; (m) to authorize any person to execute on behalf of the Company any instrument required to effect any Award granted by the Administrator; and (n) to exercise all other powers granted to the Administrator under the Plan and make all other determinations deemed necessary or advisable for administering the Plan.

          The Administrator's decisions, determinations and interpretations with respect to such matters are final and binding on all holders of Awards.

          Terms of Options. The exercise price of each option granted under the Plan is determined by the Plan Administrator at the time such Option is granted (but may not be less than the Fair Market Value of the Common Stock on the date of grant). The terms and conditions of "incentive stock options" granted under the Plan must conform to the applicable requirements of Section 422 of the Code.

          The Administrator may specify the terms and conditions of the vesting of Options and may impose such other conditions with respect to the exercise of Options and the disposition of the securities issuable thereunder as it considers necessary or advisable. Options may provide for the payment of the exercise price by several methods, including cash payment, the delivery of shares of Common Stock, delivery of promissory notes of the optionee or irrevocable undertaking by a broker to deliver sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price. Options granted under the Plan may not be transferred otherwise than by will, the laws of descent and distribution or a qualified domestic relations order.

          Non-Employee Director Options. The Plan provides for each person who becomes a non-employee director to be automatically granted an Option to purchase 10,000 shares of Common Stock on the third business day following his or her first appointment or election as a non-employee Director. Such Option becomes exercisable six months after the date of grant and has a term of ten years from the date of grant. In addition, on the third business day following the 1999 annual meeting of the stockholders of the Company and each annual meeting of stockholders thereafter at which a non-employee Director is elected or re-elected as a member of the Board of Directors (including the Annual

Meeting of Stockholders at which he or she initially elected), such Non-Employee Director is automatically granted an Option to purchase 3,333 shares of Common Stock; provided that no such option shall be granted to any non-employee Director so long as any non-qualified stock option that was granted to such non-employee Director pursuant to the 1996 Plan is unvested.

          The exercise price of each such Option will be the Fair Market Value on the date of grant. Such Options become exercisable on the date of the next annual meeting of stockholders following the date of grant and have a term of ten years from the date of grant, subject to the following:

               (i) if a non-employee Director ceases to serve as a Director for any reason other than as a result of his death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Option granted under the Plan and held by such non-employee Director at the time he or she ceased to serve as a Director may be exercised only within one month after the date on which such non-employee Director ceased to serve as a Director, and only to the extent that such non-employee Director could have otherwise exercised such Director Option as of the date on which he or she ceased to serve as a Director; provided, however, that if such non-employee Director was subject to a "lock-up" or similar restriction on his or her ability to sell the securities issuable upon the exercise of such Option as of the date he or she ceased to serve as a Director or during such one-month period, such one-month period shall be extended by a number of days equal to the number of days that such sale restrictions were in effect;

               (ii) if a non-employee Director ceases to serve as a Director by reason of his "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Option granted under the Plan and held by such non-employee Director at the time he or she ceased to serve as a Director may be exercised only within one year after the date on which the non-employee Director ceased to serve as a Director, and only to the extent that the non-employee Director could have otherwise exercised such Option as of the date on which he or she ceased to serve as a Director; and

               (iii) if a non-employee Director dies while serving as a non-employee Director (or within a period of one month after ceasing to serve as a Director for any reason other than "disability" (within the meaning of Section 22(e)(3) of the Code) or within a period of one year after ceasing to be a Director by reason of such "disability"), the unexercised portion of any Option granted under the Plan and held by such Non-Employee Director at the time of his or her death may be exercised only within one year after the date of such non-employee Director's death, and only to the extent that such non-employee Director could have otherwise exercised such Option at the time of his or her death; and in such event, such Option may be exercised by the designated beneficiary of such non-employee Director.

          In the event of a "Change of Control" of the Company, the vesting of any Option granted under the Plan to a non-employee Director that had not become exercisable prior to such Change of Control will be accelerated and such Option will become exercisable upon the effectiveness of such Change of Control, subject to all other applicable provisions the Plan and the option agreement relating to such Option. For this purpose, "Change of Control" means: (A) a majority of the Board of Directors of the Company consists of individuals other than "Incumbent Directors", which term means the members of the Board of Directors on the date this Plan is adopted by the Board of Directors; provided, that any person becoming a director subsequent to such date whose election or nomination for election was approved by at least two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director; (B) the Company, without the approval of at least two-thirds of the Incumbent Directors, adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; or (C) all or substantially all of the assets or business of the Company and its consolidated subsidiaries are disposed of pursuant to a merger, consolidation, reorganization, share exchange or other transaction (unless the stockholders of the Company, immediately prior to such merger, consolidation, reorganization, share exchange or other transaction, beneficially own, directly or indirectly, more than 50% of all the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company).

          Restricted Stock Awards. The Administrator may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their purchase price (or to require forfeiture of such shares if purchased at no cost) from the recipient in the event that conditions specified by the Administrator in the applicable Award are not satisfied prior to the end of the applicable restricted period established by the Administrator for such Award. Conditions for repurchase (or forfeiture) may be based on continuing employment or service or achievement of pre-established performance or other goals and objectives. The Administrator may at any time accelerate the expiration of the restricted period applicable to all, or any particular, outstanding shares of Restricted Stock.

          The Administrator may also grant (or sell at a purchase price determined by the Board of Directors, which shall not be lower than 85% of Fair Market Value on the date of sale) unrestricted stock to eligible participants in the Plan.

          Mergers, Consolidation, Etc. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity (an "Acquisition"), the Board of Directors or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions as to outstanding Awards: (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) on such terms as the Board of Directors, determines to be appropriate; (ii) upon written notice to participants, provide that all unexercised Options will terminate immediately prior to the consummation of such transaction unless exercised by the participant within a specified period following the date of such notice; (iii) in the event of an Acquisition under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Acquisition (the "Acquisition Price"), make or provide for a cash payment to participants in the Plan equal to the difference between (A) the Acquisition Price times the number of shares of Common Stock subject to outstanding Options (to the extent then exercisable at prices not in excess of the Acquisition Price) and (B) the aggregate exercise price of all such outstanding Options in exchange for the termination of such Options; and
(iv) provide that all or any outstanding Awards shall become exercisable or realizable in full prior to the effective date of such Acquisition.

          Effective Date. The Plan shall become effective on December 21, 1998, the date of its adoption by the Board of Directors, but the provisions of the Plan relating to Option grants to non-employee Directors will not be effective unless and until Proposal No. 2 is adopted by stockholders of the Company and the Company's Certificate of Incorporation and the By Laws are amended in accordance therewith. Awards may be made under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

          Term. The Plan will terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to Awards under the Plan, or (iii) by action of the Board of Directors.

          Amendment. The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time; provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement. Prior to any such approval, Awards may be made under the Plan expressly subject to such approval.

          Options have been granted under the 1996 Plan (and its predecessor plans), since inception in 1984, to Messrs. Michael and Roger King to purchase 3,000,000 shares of Common Stock each; to Messrs. Friendly, Hirsch and Stringfellow to purchase 320,000, 802,370 and 179,000 shares of Common Stock, respectively; to all current executive officers as a group (including those mentioned elsewhere in this paragraph) to purchase an aggregate 8,791,370 shares of Common Stock; and to Messrs. Chaseman, Rosen, Miller and Richard King, to purchase 61,666, 20,000, 12,500 and 20,000 shares of Common Stock, respectively. Mr. Chambers declined the grant of options offered to him when he joined the Board of King World in January 1998. Except for Michael and Roger King, no other person has been granted options to purchase more than 1% of the total number of shares that may be granted or awarded under the 1996 Plan. Under the Company's Incentive Equity Plan for Senior Executives, in fiscal year 1989 the Company granted options to Michael King and Roger King to purchase 2,400,000 shares of Common Stock each and options to purchase 300,000 shares to an executive who has since left the Company.

          If the Plan is adopted by the stockholders, no further grants will be made under the 1996 Plan.

Federal Income Tax Consequences

          The tax consequences of incentive stock options, non-qualified stock options and restricted stock awards are quite complex. Therefore, the description of tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

          Incentive stock options granted pursuant to the Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. If an optionee does not dispose of the shares acquired pursuant to exercise of an incentive stock option within one year after the transfer of such shares to the optionee and within two years from grant of the option (the "ISO holding period requirements"), such optionee will recognize no taxable income as a result of the grant or exercise of such option. (However, for alternative minimum tax purposes the optionee will recognize as an item of tax preference the difference between the fair market value of the shares received upon exercise and the exercise price.) Any gain or loss that is subsequently recognized upon a sale or exchange of the shares may be treated by the optionee as long-term capital gain or loss, as the case may be. The Company will not be entitled to a deduction for federal income tax purposes with respect to the issuance of an incentive stock option, the transfer of shares upon exercise of the option or the ultimate disposition of such shares (provided the ISO holding period requirements are satisfied).

          If shares received upon exercise of an incentive stock option are disposed of prior to satisfaction of the ISO holding period requirements, the optionee generally will recognize taxable ordinary income in the year in which such disqualifying disposition occurs, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, and (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the Company satisfies certain federal income tax information requirements. In addition, the excess, if any, of the amount realized by the optionee on such disqualifying disposition over the fair market value of the shares on the date of exercise of the incentive stock option be treated as capital gain, long-term or short-term, depending on whether, after exercise of the option, the shares were held for more than one year (the applicable long-term capital gain holding period) prior to such disposition.

          Non-qualified stock options may be granted under the Plan. An optionee generally will not recognize any taxable income upon grant of a non-qualified stock option. The optionee will recognize taxable ordinary income, at the time of exercise of such option, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Such amount will ordinarily be deductible by the Company in the same year, provided that the Company satisfies certain federal income tax information reporting requirements. Any gain or loss that is subsequently recognized by the optionee upon a sale or exchange of the shares will be capital gain or loss, long-term or short-term, depending on whether, after the exercise of the option, the shares were held for more than one year prior to such sale or exchange.

          Restricted stock purchase awards may also be granted pursuant to the Plan. A recipient of a restricted stock purchase award generally will not recognize taxable income upon the purchase of shares of restricted stock, unless he or she makes a timely election under Section 83 (b) of the Code. Such a recipient, however, would recognize taxable ordinary income (and the holding period for such shares would commence) at the time that such shares become vested, in an amount equal to the excess of the fair market value of the shares at that time over the purchase price paid for such shares. If, on the other hand, the recipient makes a timely election under Section 83(b), he or she would recognize taxable ordinary income (and the holding period for such shares would commence) at the time of purchase, in an amount equal to the excess of the fair market value of the shares at that time (determined without regard to any transfer restrictions imposed on the shares, vesting provisions or any restrictions imposed by the securities laws) over the purchase price paid for such shares. In either case, the Company should be entitled to a deduction in an amount equal to the ordinary income recognized by the recipient in the same year that the recipient recognized such income, provided that the Company satisfied certain federal income tax information reporting requirements. Any gain or loss that is subsequently recognized by the recipient upon a sale or exchange of the shares will be capital gain or loss, long-term or short-term, depending on whether the shares were held for more than one year prior to such sale or exchange.

          Long-term capital gain recognized on a sale or exchange of shares received pursuant to a stock option or restricted stock purchase award will be subject to a maximum capital gain tax rate of 20% where the shares are held at least one year prior to such sale or exchange.

          Section 162(m) of the Code generally limits the Company's federal income tax deduction for compensation paid in any year to each of its chief executive officer and its four highest paid executive officers, other than its chief executive officer, to $1 million per year, to the extent that such Compensation is not "performance based". Under Treasury regulations, a stock option will, in general, qualify as "performance based" compensation if (i) it has an exercise price of not less than the fair market value of the underlying stock on the date of grant, (ii) it is granted under a plan that limits the number of shares for which options may be granted to any participant during a specified period, which plan is approved by a majority of the stockholders entitled to vote thereon, and (iii) it is granted by a compensation committee consisting solely of at least two independent directors. If a stock option grant to an executive referred to above is not "performance based," the amount that would otherwise be deductible by the Company in respect of the grant of such option will be disallowed to the extent that the executive's aggregate non-performance based compensation in the relevant year exceeds $1 million.

Vote Required for Approval

          The foregoing Plan will be submitted to stockholders for their approval at the 1999 Annual Meeting of Stockholders. Approval of the Plan requires the vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the 1999 Annual Meeting of Stockholders.

Recommendation of the Board of Directors

          THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE 1998 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN.


4.   APPOINTMENT OF AUDITORS

          The Board of Directors has appointed the firm of Arthur Andersen LLP, independent public accountants, as the auditors of the Company for the fiscal year ending August 31, 1999, subject to the approval of such appointment by stockholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements since the Company's 1982 fiscal year.

          The ratification of the appointment of the firm of Arthur Andersen LLP will be determined by the vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting.

          If the foregoing appointment of Arthur Andersen LLP is not ratified by stockholders, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the 2000 Annual Meeting of Stockholders will be subject to the approval of stockholders at that meeting. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement should he so desire and to respond to appropriate questions.

Vote Required for Approval

          Approval of the appointment of Arthur Andersen LLP requires the vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the 1999 Annual Meeting of Stockholders.

Recommendation of the Board of Directors

          THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO RATIFY THE APPOINTMENT OF THE FIRM OF ARTHUR ANDERSEN LLP.

                                      ***

                                    GENERAL

Financial Statements

          The Company's financial statements for the year ended August 31, 1998 are included in the Company's 1998 Annual Report to Stockholders and its Annual

Report on Form 10-K for the fiscal year ended August 31, 1998 and are hereby incorporated by reference. The Company's Annual Report to Stockholders for the fiscal year ended August 31, 1998 is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report on Form 10-K is available upon request, as described below.

Other Matters

          The Board of Directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

Solicitation of Proxies

          The cost of solicitation of proxies in the accompanying form will be home by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to solicitation of proxies by mail, directors, officers and employees of the Company (who will receive no additional compensation therefor) may solicit the return of proxies by telephone, telegram or personal interview. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

          Each holder of the Company's Common Stock who does not expect to be present at the Annual Meeting or who plans to attend but who does not wish to vote in person is urged to fill in, date and sign the proxy and return it promptly in the enclosed return envelope.

Stockholder Proposals

          In accordance with the Company's By-laws, for a matter to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof to the Secretary of the Company not more than 120 days nor less than 90 days in advance of the anniversary date of the immediately preceding annual meeting. Any such notice must contain certain information specified in the By-laws.

          Pursuant to applicable rules under the Securities and Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in the Company's proxy statement and form of proxy for the 2000 Annual Meeting of Stockholders. In order to be included, any such proposal must be received at the Company's offices at 1700 Broadway, New York, New York 10019, Attention: General Counsel, not later than August 10, 1999.

                           ANNUAL REPORT ON FORM 10-K

          A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 1998, FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY PERSON REQUESTING A COPY THEREOF IN WRITING AND STATING THAT SUCH PERSON IS A BENEFICIAL HOLDER OF SHARES OF COMMON STOCK OF THE COMPANY ON THE RECORD DATE FOR THE ANNUAL MEETING OF STOCKHOLDERS. REQUESTS AND INQUIRIES SHOULD BE ADDRESSED TO KING WORLD PRODUCTIONS, INC., C/O KING WORLD CORPORATION, 830 MORRIS TURNPIKE, SHORT HILLS, NEW JERSEY 07078, ATTENTION: SYLVESTER RUSSO, CONTROLLER.

                                            By  Order of the Board of Directors


                                            DIANA KING
                                            Corporate Secretary

                KING WORLD PRODUCTIONS, INC. AND ITS SUBSIDIARIES
              1998 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN


          Section 1. Purpose. The purpose of the King World Productions, Inc. and its Subsidiaries 1998 Stock Option and Restricted Stock Purchase Plan (the "Plan") is to promote the interests of King World Productions, Inc., a Delaware corporation (the "Company"), and any Subsidiary thereof and the interests of the Company's stockholders by providing an opportunity to selected Employees, Consultants and Non-Employee Directors of the Company to purchase Common Stock of the Company, thereby enhancing the Company's ability to attract, retain, motivate and encourage such persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by awards of NonQualified Stock Options, Incentive Stock Options, Restricted Stock and/or Unrestricted Stock.

          Section 2. Definitions. For purposes of the Plan, the following terms used herein have the following meanings, unless a different meaning is clearly required by the context:

          2.1. "Administrator" means the Board of Directors or any Committees that shall be administering the Plan in accordance with Section 4 hereof.

          2.2. "Annual Option" means a Non-Qualified Stock Option automatically granted to a Non-Employee Director on the third business day following each annual meeting of stockholders at which such Non-Employee Director is elected as a Director, including the annual meeting of stockholders at which such Non-Employee Director is initially elected a Director.

          2.3. "Applicable Laws" means the legal requirements relating to the administration of stock option plans under state corporate laws, federal and state securities laws and the Code.

          2.4. "Award" means any award of an Option or Stock under the Plan.

          2.5. "Board of Directors" means the Board of Directors of the Company.

          2.6. "Change of Control" means: (A) a majority of the Board of Directors of the Company consists of individuals other than "Incumbent Directors", which term means the members of the Board of Directors on the date the Plan was adopted by the Board of Directors; provided, that any person becoming a director subsequent to such date whose election or nomination for election was approved by at least two-thirds of the Directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director; (B) the

Company, without the approval of at least two-thirds of the Incumbent Directors, adopts any plan of liquida tion providing for the distribution of all or substantially all of its assets; or (C) all or substantially all of the assets or business of the Company and its consolidated subsidiaries are disposed of pursuant to a merger, consolidation, reorganization, share exchange or other transaction (unless the stockholders of the Company, immediately prior to such merger, consolidation, reorganization, share exchange or other transaction, beneficially own, directly or indirectly, more than 50% of all the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company).

          2.7. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          2.8. "Committee" means any committee appointed by the Board of Directors in accordance with Section 4 of the Plan.

          2.9. "Common Stock" means the Common Stock, $.01 par value, of the Company.

          2.10. "Consultant" means any person, including an advisor, engaged by the Company or a Subsidiary of the Company to render services and who is compensated for such services; provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

          2.11. "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Administrator, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

          2.12. "Director Option" means an Initial Option or an Annual Option.

          2.13. "Director" means any member of the Board of Directors.

          2.14. "Employee" means any person, including without limitation, an officer or Director of the Company, who is employed by the Company or any Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall constitute "employment" by the Company.

          2.15. "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the average between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          2.16. "Incentive Stock Option" means an Option granted to a Participant pursuant to Section 6 (including Section 6.7 thereof) which is intended to meet the requirements of Section 422 of the Code or any successor provision.

          2.17. "Initial Option" means a Non-Qualified Stock Option automatically granted pursuant to Section 6.8 to a Non-Employee Director on the third business day following his or her initial election to the Board of Directors.

          2.18. "Non-Employee Director" means a Director who is not an Employee of the Company or any Subsidiary of the Company.

          2.19. "Non-Qualified Stock Option" means an Option granted to a Participant pursuant to Section 6 that is not intended to be an Incentive Stock Option.

          2.20. "Option" means any Incentive Stock Option or Non-Qualified Stock Option.

          2.21. "Participant" means any Employee, Consultant or Non-Employee Director to whom an Award is granted under the Plan.

          2.22. "Restricted Period" means the period of time selected by the Administrator during which shares subject to an Award of Restricted Stock may be repurchased by or forfeited to the Company.

          2.23. "Reporting Person" means a Participant that is subject to
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          2.24. "Restricted Stock" means shares of Common Stock awarded to a Participant under Section 7.

          2.25. "Stock" means shares of Restricted Stock or Unrestricted Stock.

          2.26. "Subsidiary" shall have the meaning set forth in Section 424(f) of the Code.

          2.27. "Unrestricted Stock" means shares of Common Stock awarded to a Participant under Section 7 free of any restrictions under the Plan.

          Section 3. Common Stock Subject to the Plan.

          3.1. Number of Shares. The total number of shares of Common Stock for which Awards may be granted under the Plan shall not exceed in the aggregate 2,000,000 shares of Common Stock (subject to adjustment as provided in Section
3.3 hereof). The Company, during the term of the Plan, will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

          3.2. Reissuance. The shares of Common Stock that may be subject to Awards under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Administrator may determine. In the event that any outstanding Option expires, is terminated, forfeited or becomes unexercisable for any reason without having been exercised in full, the shares allocable to the unexercised portion of such Option may again be subject to an Award under the Plan, subject, in the case of Incentive Stock Options, to any limitation required by the Code. If any shares of Common Stock issued or sold pursuant to a Stock award or the exercise of an Option shall have been repurchased by the Company, then such shares shall not again be available for future grant or award under the Plan.

          3.3. Stock Dividends, Etc. In the event that the Administrator, in its sole discretion, determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve or prevent enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator, subject, in the case of Incentive Stock Options, to any limitation required under the Code, may equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan,
(ii) the number and kind of shares subject to outstanding Awards, (iii) the award, exercise or conversion price with respect to any of the foregoing and
(iv) the maximum number of shares which may be the subject of Awards to any one employee under the Plan (subject to any requirements of Section 162(m) of the Code). If considered appropriate, the Administrator may cause the number of shares subject to any Award always to be a whole number.

          The Administrator may make Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who concurrently become employees of the Company as a result of a merger or consolidation of the employing company with the Company or a Subsidiary or parent company of the Company or the acquisition by the Company or any such Subsidiary or parent company of the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Administrator deems appropriate under the circumstances.

          Section 4. Administration of the Plan.

          4.1. Procedure.

          (a) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Participants.

          (b) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee consisting of two or more Non-Employee Directors who qualify as "outside directors" within the meaning of such Section.

          (c) Rule 16b-3. To the extent that the Administrator determines it to desirable be to qualify transactions hereunder as exempt under Rule 16b-3 of the Exchange Act, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

          (d) Other Administration. Other than as provided above, the Plan shall be administered by (i) the Board of Directors or (ii) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          4.2. Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific powers delegated by the Board of Directors to such Committee, the Administrator shall have the authority, in its discretion:

          (a) to determine the Fair Market Value of the Common Stock, in accordance with Section 2.15 of the Plan;

          (b) to select the Employees and Consultants to whom Awards may be granted hereunder;

          (c) to determine whether and to what extent awards of Options and Stock, or any combination thereof, are granted hereunder;

          (d) to determine the number of shares of Common Stock to be covered by each Award made hereunder;

          (e) to determine the amount (not less than par value per share) and the form of the consideration that may be used to purchase shares of Common Stock pursuant to any Stock award or upon exercise of any Option (including, without limitation, the circumstances under which issued and outstanding shares of Common Stock owned by a Participant may be used by the Participant to exercise an Option);

          (f)  to approve forms of agreements for use under the Plan;

          (g) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, including without limitation, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture restrictions and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

          (h) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

          (i)  to construe and interpret the terms of the Plan;

          (j) to prescribe, amend and rescind rules and regulations relating to the Plan;

          (k)  to modify or amend the terms of any Award;

          (l) to accelerate vesting periods with respect to outstanding Options and the end of Restricted Periods with respect to Stock Awards; provided, however, that any Incentive Stock Options may only be"accelerated" in accordance with Section 424(h) of the Code;

          (m) to authorize any person to execute on behalf of the Company any instrument required to effect any Award granted by the Administrator; and

          (n) to exercise all other powers granted to the Administrator under the Plan and make all other determinations deemed necessary or advisable for administering the Plan.

          4.3. Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Options or Stock awarded under the Plan.

          4.4. Expenses, Etc. All expenses and liabilities incurred by the Administrator in the administration of the Plan shall be borne by the Company. The Administrator may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Administrator shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Award granted thereunder.

          Section 5. Eligibility. Awards may be granted to any Employee, Consultant or Non-Employee Director. The Administrator shall have the sole authority to select the Employees and Consultants to whom discretionary Awards are to be granted hereunder, and to determine whether a person is to be granted a Non-Qualified Stock Option, an Incentive Stock Option, Restricted Stock or Unrestricted Stock, or any combination thereof. Non-Employee Directors shall only be eligible to receive Awards pursuant to Section 6.8 of the Plan. No person other than an Employee, Consultant or Non-Employee Director shall have any right to participate in the Plan. Any person selected by the Administrator for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period. The maximum number of shares of Common Stock which may be the subject of Awards granted to any one employee under the Plan during any period of five consecutive fiscal years shall be 1,500,000 shares. For this purpose, the grant of a new Award in substitution for outstanding Awards shall be deemed to constitute a new grant, separate from the original grant that is to be canceled. Incentive Stock Options may be granted only to persons eligible to receive Incentive Stock Options under the Code.

          Section 6. Options.

          6.1. Subject to the provisions of the Plan, the Administrator may award Incentive Stock Options and Non-Qualified Stock Options, and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with
Section 422 of the Code or any successor provision, and any regulations thereunder.

          6.2. Exercise Price. The Administrator shall establish the exercise price of each Option at the time such Option is awarded. Such price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.

          6.3. Vesting. Each Option shall be exercisable at such times and subject to such terms and conditions as the Administrator may specify in the applicable Option agreement or thereafter. The Administrator may impose such conditions with respect to the exercise of Options, and the disposition of the securities issuable thereunder, including conditions relating to applicable Federal or state securities laws, as it considers necessary or advisable.

          6.4. Payment. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or check in an amount equal to the exercise price of such Options or, to the extent permitted by the Administrator at or after the award of the Option, by (a) delivery of shares of Common Stock owned by the optionee, valued at their Fair Market Value on the date of such option exercise, (b) delivery of a promissory note of the optionee to the Company on terms determined by the Administrator, (c) delivery of an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, (d) payment of such other lawful consideration as the Administrator may determine or (e) any combination of the foregoing. In the event an optionee pays some or all of the exercise price of an Option by delivery of shares of Common Stock pursuant to clause (a) above, the Administrator may provide for the automatic award of an Option for up to the number of shares so delivered.

          6.5. Transferability. Each Option granted under the Plan shall provide that neither it nor any interest therein may be transferred, assigned, pledged or hypothecated, by the optionee or by operation of law otherwise than by will, the laws of descent and distribution or a "qualified domestic relations order" (as defined in the Code), and shall be exercised during the lifetime of the optionee only by the optionee or a transferree pursuant to such a "qualified domestic relations order". No Option or interest therein may be or be made subject to execution, attachment or similar process.

          6.6. Cancellation and New Grant of Options. The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the canceled Options or (ii) the amendment of the terms of any and all outstanding Options under the Plan to provide an option exercise price per share which is higher or lower than the then current exercise price per share of such outstanding Options.

          6.7. Incentive Stock Options. Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

          (a) All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options. The exercise period shall not exceed ten years from the date of grant.

          (b) If any Employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rule of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

          (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock on the date of grant; and

          (ii) The Option exercise period shall not exceed five years from the date of grant.

          (c) For so long as the Code shall so provide, Options granted to any Employee under the Plan (and any other incentive stock option plans of the Company or its Subsidiaries) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000.

          (d) No Incentive Stock Option may be exercised unless, at the time of such exercise, the Participant is, and has been continuously since the date of grant of his or her Option, employed by the Company, except that:

          (i) an Incentive Stock Option may be exercised (to the extent exercisable on the date the Participant ceased to be an Employee of the Company or a Subsidiary) within the period of three months after the date the Participant ceases to be an employee of the Company or such Subsidiary (or within such lesser period as may be specified in the applicable option agreement); provided, that the agreement with respect to such Option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a Non-Qualified Stock Option under the Plan;

          (ii) if the Participant dies while in the employ of the Company, or within three months after the Participant ceases to be an Employee, the Incentive Stock Option (to the extent otherwise exercisable on the date of death) may be exercised by the Participant's Designated Beneficiary within the period of one year after the date of death (or within such lesser period as may be specified in the applicable Option agreement); and

          (iii) if the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised (to the extent otherwise exercisable on the date of death) within the period of one year after the date of such disability (or within such lesser period as may be specified in the Option agreement). In the event of the Participant's death during this one-year period, the Incentive Stock Option may be exercised by the Participant's Designated Beneficiary within the period of one year from the date the Participant became disabled or within such lesser period as may be specified in the applicable Option agreement.

For all purposes of the Plan and any Option granted hereunder, (i) "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Treasury Regulations under the Code (or any successor regulations) and (ii) any Option may provide that if such Option shall be assumed or a new Option substituted therefor in a transaction to which Section 424(a) of the Code applies, employment by such assuming or substituting corporation shall be considered for all purposes of such Option to be employment by the Company. Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

          6.8. Non-Employee Director Options. Director Options shall be automatic and subject to the following additional terms and conditions:

          (a)  All Director Options shall be Non-Qualified Stock Options.

          (b) Each person who becomes a Non-Employee Director shall be granted an Initial Option to purchase 10,000 shares of Common Stock on the third business day following his or her first appointment or election as a Non-Employee Director.

          (c) On the third business day following the 1999 annual meeting of the stockholders of the Company and each Annual Meeting of Stockholders thereafter at which a Non-Employee Director is elected or re-elected as a member of the Board of Directors, such Non-Employee Director shall be granted an Annual Option to purchase 3,333 shares of Common Stock; provided that no Annual Option shall be granted to any Non-Employee Director so long as any non-qualified stock option that was granted to such Non-Employee Director pursuant to the 1996 Amended and Restated Stock Option and Restricted Stock Purchase Plan of the Company is unvested.

          (d) The exercise price of each Director Option will be 100% of the Fair Market Value on the date of grant.

          (e) Initial Options shall become exercisable six months after the date of grant and Annual Options shall become exercisable one year after the date of the next annual meeting of stockholders following the date of grant. The exercise period of Director Options shall be ten years from the date of grant, subject to the following:

          (i) if a Non-Employee Director ceases to serve as a Director for any reason other than as a result of his death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Director Option held by such Non-Employee Director at the time he or she ceased to serve as a Director may be exercised only within one month after the date on which such Non-Employee Director ceased to serve as a Director, and only to the extent that such Non-Employee Director could have otherwise exercised such Director Option as of the date on which he or she ceased to serve as a Director; provided, however, that if such Non-Employee Director was subject to a "lockup" or similar restriction on his or her ability to sell the securities issuable upon the exercise of such Director Option as of the date he or she ceased to serve as a Director or during such one-month period, such one-month period shall be extended by a number of days equal to the number of days that such sale restrictions were in effect;

          (ii) if a Non-Employee Director ceases to serve as a Director by reason of his "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Director Option held by such Non-Employee Director at the time he or she ceased to serve as a Director may be exercised only within one year after the date on which the Non-Employee Director ceased to serve as a Director, and only to the extent that the Non-Employee Director could have otherwise exercised such Non-Qualified Option as of the date on which he or she ceased to serve as a Director;

          (iii) if a Non-Employee Director dies while serving as a Non-Employee Director (or within a period of one month after ceasing to serve as a Director for any reason other than "disability" (within the meaning of Section 22(e)(3) of the Code) or within a period of one year after ceasing to be a Director by reason of such "disability"), the unexercised portion of any Director Option held by such Non-Employee Director at the time of his or her death may be exercised only within one year after the date of such Non-Employee Director's death, and only to the extent that such Non-Employee Director could have otherwise exercised such Director Option at the time of his or her death; and in such event, such Director Option may be exercised by the Designated Beneficiary of such Non- Employee Director.

          (g) In the event of a "Change of Control" of the Company, any Director Option that had not become exercisable in accordance with Section 6.8(e) prior to such Change of Control shall become exercisable upon the effectiveness of such Change of Control, subject to all other applicable provisions of the Plan and the Option agreement relating thereto.

          (h) Notwithstanding the appointment of a Committee to administer the Plan, all administrative, interpretive and discretionary powers with respect to Director Options shall be exercised by the Board of Directors, the Non-Employee Directors abstaining.

          Section 7. Restricted And Unrestricted Stock.

          7.1. General. The Board of Directors may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their purchase price (or to require forfeiture of such shares if purchased at no cost) from the recipient in the event that conditions specified by the Administrator in the applicable Award are not satisfied prior to the end of the applicable Restricted Period or Restricted Periods established by the Administrator for such Award. Conditions for repurchase (or forfeiture) may be based on continuing employment or service or achievement of pre-established performance or other goals and objectives.

          7.2. Restricted Stock. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Administrator, during the applicable Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Board of Directors may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Board of Directors, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the Restricted Period, the Company (or such designee) shall deliver such certificates to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary.

          7.3. Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at a purchase price determined by the Board of Directors, which shall not be lower than 85% of Fair Market Value on the date of sale) Unrestricted Stock to Participants.

          7.4. Payment. The purchase price for each share of Restricted Stock and Unrestricted Stock shall be determined by the Administrator and may not be less than the par value of the Common Stock. Such purchase price may be paid in the form of past services or such other lawful consideration as is determined by the Board of Directors.

          7.5. Certificates. Stock certificates representing Shares of Restricted Stock or Unrestricted Stock shall bear a legend referring to any restrictions imposed thereon and such other matters as the Administrator may determine.

          7.6. Acceleration. The Administrator may at any time accelerate the expiration of the Restricted Period applicable to all, or any particular, outstanding shares of Restricted Stock.

          Section 8. General Provisions Applicable to Awards.

          8.1. Applicability of Rule 16b-3. Those provisions of the Plan which make an express reference to Rule 16b-3 shall apply to the Company only at such time as the Company's Common Stock is registered under the Exchange Act, or any successor provision, and then only with respect to Reporting Persons.

          8.2. Documentation. Each Award under the Plan shall be evidenced by an instrument delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Administrator considers necessary or advisable. Such instruments may be in the form of agreements to be executed by both the Company and the Participant, or certificates, letters or similar documents, acceptance of which will evidence agreement to the terms thereof and of this Plan.

          8.3. Administrator Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Administrator need not treat Participants uniformly.

          8.4. Termination of Status. Subject to the provisions of Section 6, the Administrator shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other termination of employment or other status of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may exercise rights under such Award.

          8.5. Mergers, Etc. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity (an "Acquisition"), the Board of Directors or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions as to outstanding Awards: (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) on such terms as the Board of Directors determines to be appropriate; (ii) upon written notice to Participants, provide that all unexercised Options will terminate immediately prior to the consummation of such transaction unless exercised by the Participant within a specified period following the date of such notice; (iii) in the event of an Acquisition under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Acquisition (the "Acquisition Price"), make or provide for a cash payment to Participants equal to the difference between (A) the Acquisition Price times the number of shares of Common Stock subject to outstanding Options (to the extent then exercisable at prices not in excess of the Acquisition Price) and (B) the aggregate exercise price of all such outstanding Options in exchange for the termination of such Options; and (iv) provide that all or any outstanding Awards shall become exercisable or realizable in full on or prior to the effective date of such Acquisition.

          8.6. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board of Directors may, in the exercise of its sole discretion in such instances, declare that any Award shall terminate as of a date fixed by the Board of Directors and give each Participant the right to exercise his or her Option as to all or any of the shares subject thereto, including shares as to which the Option would not otherwise be exercisable, or may accelerate the termination of the Restricted Period of any Stock Award.

          8.7. Withholding. The Participant shall pay to the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Administrator's discretion, and subject to such conditions as the Administrator may establish, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

          8.8. Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Administrator considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

          8.9. Amendment of Award. The Board of Directors may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Non-Qualified Stock Option; provided that the Participant's consent to such action shall be required unless the Board of Directors determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

          8.10. Conditions on Delivery of Common Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed; (ii) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with; (iii) if the outstanding Common Stock is at the time listed on any stock exchange or admitted for trading on an automatic quotation system, until the shares to be delivered have been listed or authorized to be listed or quoted on such exchange or quotation system upon official notice of issuance; and (iv) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as the Company may consider appropriate to avoid violation of such act and may require that the certificates evidencing such Common Stock bear an appropriate legend restricting transfer.

          Section 9. Miscellaneous

          9.1. No Right To Employment or Other Status. The grant of an Award shall not be construed as giving a Participant the right to continued employment or service for the Company. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

          9.2. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the record holder thereof.

          9.3. Exclusion from Benefit Computations. No amounts payable upon exercise of Awards granted under the Plan shall be considered salary, wages or compensation to Participants for purposes of determining the amount or nature of benefits that Participants are entitled to under any insurance, retirement or other benefit plans or programs of the Company.

          9.4. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

          9.5. Grants Exceeding Allotted Shares. If the shares of Common Stock covered by an Award exceeds, as of the date of grant, the number of shares which may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess stock, unless such additional shareholder approval is obtained in a timely manner.

          9.6. Effective Date and Term.

               (i) Effective Date. The Plan shall become effective on December 21, 1998, the date of its adoption by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months after the date of the Board of Director's adoption of the Plan, no Options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter under the Plan. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board of Directors; amendments requiring stockholder approval shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months of the Board of Director's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such Option to a particular optionee. Subject to the limitations set forth in this Section 9.6, Awards may be made under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

               (ii) Termination. The Plan shall terminate upon the earlier of
     (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to Awards under the Plan, or (iii) by action of the Board of Directors. No Award may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations theretofore granted under the Plan.

          9.7. Amendment of Plan. The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time; provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement. Prior to any such approval, Awards may be made under the Plan expressly subject to such approval.

          9.8. Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.


                          *****************************

                           KING WORLD PRODUCTIONS INC.

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           Annual Meeting of Stockholders, Thursday, January 28, 1999

          The undersigned stockholder of KING WORLD PRODUCTIONS, INC., a Delaware corporation, hereby appoints Jonathan Birkhahn and Robert V. Madden, or either of them, voting singly in the absence of the other, attorneys and proxies, with full power of substitution and revocation, to vote, as designated below, all shares of Common Stock of King World Productions, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Corporation to be held at The Ritz-Carlton, Palm Beach, 100 South Ocean Boulevard, Manalapan, Florida 33463, on January 28, 1999 at 11:00 a.m. (local time) or any adjournment thereof, in accordance with the instructions on the reverse side.

          This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted "FOR" all nominees in Proposal No. 1 and "FOR" Proposal Nos. 2, 3, and
4. The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.

          TO VOTE BY TELEPHONE OR THE INTERNET, PLEASE SEE THE REVERSE OF THIS CARD. TO VOTE BY MAIL, PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

The Board of Directors recommends a vote "FOR" all nominees in Proposal No. 1, and "FOR" Proposal Nos. 2, 3, and 4.

1.   Election of the following Nominees as Directors:

          1. Diana King                 To withhold authority to vote
          2. Joel Chaseman              for any individual Nominee,
          3. Avram Miller               write the Nominee's name on the
                                        space provided below:

                       WITHHOLD
FOR ALL            AUTHORITY to vote
NOMINEES           for all nominees     _____________________

/    /                /    /                   /    /

2. The proposal to approve the proposed amendment of the Company's Restated Certificate of Incorporation to provide for the annual election of directors.

FOR                 AGAINST                   ABSTAIN

/    /              /    /                    /     /

3. The proposal to approve the Company's 1998 Stock Option and Restricted Stock Purchase Plan.


FOR                 AGAINST                   ABSTAIN


/   /                /   /                   /   /


4. The appointment of Arthur Andersen LLP as auditors for the fiscal year ending August 31, 1999.

FOR                 AGAINST                  ABSTAIN

/   /                /   /                   /   /


     The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.


                                  Date:_____________ , 199_

                                                ______________________________
                                                         Signature


                                                ______________________________
                                                Signature (if held jointly)


                                                Please sign exactly as name
                                                appears above.

                                                When shares are held in name of
                                                joint holders, each should sign.
                                                When signing as attorney, execu-
                                                tor, trustee, guardian, etc.,
                                                please so indicate.  If a corpo-
                                                ration, please sign in full
                                                corporate name by an authorized
                                                officer.  If a partnership,
                                                please sign in partnership name
                                                by an authorized person.

--------------------------------------------------------------------------------

DETACH PROXY CARD HERE IF YOU ARE VOTING BY MAIL AND RETURN IN ENCLOSED
ENVELOPE.

                          KING WORLD PRODUCTIONS, INC.

Dear Stockholder:

King World Productions, Inc. encourages you to take advantage of new and convenient ways to vote your shares. You can vote your shares electronically through the Internet or the telephone 24 hours a day, 7 days a week. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system/.

1.       To vote over the Internet:
         - Log on the Internet and go to the website http://www.vote-by-net.com

2.       To vote over the telephone:
         -        On a touch-tone telephone call 1-800-OK2-VOTE
                  (1-800-652-8683)
         -        Outside of the U.S. and Canada call 201-324-0377.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares over the Internet or telephonically, there is no need for you to mail back your proxy card.

                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.